00000000005479924%0955%11-18-2014%T9248610

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$3,500,000.00	11-18-2014	11-18-2029	5479924	1E2 / 75	T9248610	***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: TUCSON HOSPITALITY PROPERTIES, LLLP
1625 EAST NORTHERN AVENUE, SUITE 105
PHOENIX, AZ 85020

Lender: Kansas State Bank of Manhattan
Sonoran Branch
3877 North 7th Street, Suite 150
Phoenix, AZ 85014
(800) 588-6805

Principal Amount: $3,500,000.00 **Date of Note: November 18, 2014**

PROMISE TO PAY. TUCSON HOSPITALITY PROPERTIES, LLLP ("Borrower") promises to pay to Kansas State Bank of Manhattan ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Million Five Hundred Thousand & 00/100 Dollars ($3,500,000.00), together with interest on the unpaid principal balance from November 24, 2014, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the "INTEREST CALCULATION METHOD" paragraph using the interest rates described in this paragraph: 60 monthly consecutive principal and interest payments in the initial amount of $26,312.00 each, beginning December 18, 2014, with interest calculated on the unpaid principal balances using an initial interest rate of 4.190% per annum based on a year of 360 days; and 120 monthly consecutive principal and interest payments in the initial amount of $26,311.99 each, beginning December 18, 2019, with interest calculated on the unpaid principal balances using an interest rate based on the The Weekly Average Yield on US Treasury Securities, adjusted to a constant maturity of one year as made available by the Federal Reserve Board (currently 0.120%), plus a margin of 3.750%, adjusted if necessary for the minimum and maximum rate limitations for this loan, resulting in an initial interest rate of 4.190% per annum based on a year of 360 days. Borrower's final payment will be due on November 18, 2029 and will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST RATE REVIEW DATE. I agree to pay interest on the outstanding principal balance at the current rate until the first rate change date of November 18, 2019 and the rate and payment will be reviewed annually thereafter.

VARIABLE INTEREST RATE. For the first 60 payments, the interest rate on this loan will be 4.190%. Thereafter, the interest rate on this Note is subject to change from time to time based on changes in an independent index which is the The Weekly Average Yield on US Treasury Securities, adjusted to a constant maturity of one year as made available by the Federal Reserve Board (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each year. Borrower understands that Lender may make loans based on other rates as well. **The Index currently is 0.120% per annum.** The interest rate or rates to be applied to the unpaid principal balance during this Note will be the rate or rates set forth herein in the "Payment" section. Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the due date of the last payment in the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this Note be less than 4.190% per annum or more than the maximum rate allowed by applicable law. Notwithstanding the above provisions, the maximum increase or decrease in the interest rate at any one time on this loan will not exceed 2.000 percentage points. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

EFFECTIVE RATE. Borrower agrees to an effective rate of interest that is the rate specified in this Note plus any additional rate resulting from any other charges in the nature of interest paid or to be paid in connection with this Note.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Kansas State Bank of Manhattan, 1010 Westloop Manhattan, KS 66502.**

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged **5.000% of the regularly scheduled payment or $100.00, whichever is less.**

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 21.000% per annum based on a year of 360 days. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution or termination of Borrower's existence as a going business or the death of any partner, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Events Affecting General Partner of Borrower. Any of the preceding events occurs with respect to any general partner of Borrower or any general partner dies or becomes incompetent.

Change In Ownership. The resignation or expulsion of any general partner with an ownership interest of twenty-five percent (25%) or more in Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. However, Borrower will only pay attorneys' fees of an attorney not Lender's salaried employee, to whom the matter is referred after Borrower's default. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Arizona without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Arizona.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Maricopa County, State of Arizona.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL. Borrower acknowledges this Note is secured by

(A) DEED OF TRUST DATED NOVEMBER 18, 2014
(6201 NORTH ORACLE ROAD, TUCSON, ARIZONA) $3,500,000.00

(B) ASSIGNMENT OF RENTS NOVEMBER 18, 2014
(6201 NORTH ORACLE ROAD, TUCSON, ARIZONA)

(C) SECURITY AGREEMENT DATED NOVEMBER 18, 2014

(D) UNLIMITED UNSECURED GUARANTY DATED NOVEMBER 18, 2014 FROM RARE EARTH FINANCIAL, L.L.C.

(E) UNLIMITED UNSECURED GUARANTY DATED NOVEMBER 18, 2014 FROM RRF LIMITED PARTNERSHIP

(F) UNLIMITED UNSECURED GUARANTY DATED NOVEMBER 18, 2014 FROM INNSUITES HOSPITALITY TRUST

(G) UNLIMITED UNSECURED GUARANTY DATED NOVEMBER 18, 2014 FROM THE WIRTH FAMILY TRUST DATED JULY 14, 2006

(H) UNLIMITED UNSECURED GUARANTY DATED NOVEMBER 18, 2014 FROM JAMES F. WIRTH AND GAIL J. WIRTH.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Kansas State Bank of Manhattan 1010 Westloop Manhattan, KS 66502.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party, partner, or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

TUCSON HOSPITALITY PROPERTIES, LLLP

RRF LIMITED PARTNERSHIP, General Partner of TUCSON HOSPITALITY PROPERTIES, LLLP

INNSUITES HOSPITALITY TRUST, General Partner of RRF LIMITED PARTNERSHIP

By: ______________________________
JAMES F. WIRTH, Chairman, CEO and Trustee of INNSUITES HOSPITALITY TRUST

RARE EARTH FINANCIAL, L.L.C., General Partner of TUCSON HOSPITALITY PROPERTIES, LLLP

By: ______________________________
JAMES F. WIRTH, Manager of RARE EARTH FINANCIAL, L.L.C.

LENDER:

KANSAS STATE BANK OF MANHATTAN

X ______________________________
Frank X. Coumides, Senior Vice President